                                                                   EXHIBIT 10.12

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

               AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
               ------------------------------------------------

$5,600,000                                                        March 26, 1999
                                                       San Francisco, California

FOR VALUE RECEIVED NORTHPOINT COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Company"), and NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("NCI"), jointly and severally, promise to pay to VERIO INC. (the "Holder"), or its registered assigns, the principal sum of Five Million Six Hundred Thousand Dollars ($5,600,000), or such lesser amount as shall equal the outstanding principal amount hereof, on the Maturity Date (as defined below).

NCI and the Holder entered into the Convertible Promissory Note (the "Original Note") on February 5, 1999. The Original Note was issued concurrently with the execution and delivery of that certain Joint Market Development Agreement (the "JMD Agreement") between NCI and the Holder. The parties acknowledge that NCI is obligated to pay to the Holder certain amounts for contributions to joint marketing costs of NCI's offerings in certain Designated Markets (as defined in the JMD Agreement). The Company and NCI agree, jointly and severally, that they will, on or before July 10, 1999, pay to the Holder, promptly upon receipt of Holder's written request, that amount of principal hereunder equal to $5,600,000 less all joint marketing contributions paid by NCI as of July 1, 1999.


The following is a statement of the rights of the Holder and the conditions to which this Amended and Restated Convertible Promissory Note (this "Note") is subject, and to which the Holder, by the acceptance of this Note, agrees:

     1.  DEFINITIONS.  As used in this Note, the following capitalized terms
         -----------
have the following meanings:

          1.1 "Affiliate" shall mean, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

          1.2 "Class B Common Stock" shall mean the shares of Class B Common Stock, $0.001 par value per share, of the Company.

          1.3 "Common Stock" shall mean the shares of Common Stock, $0.001 par value per share, of the Company.

          1.4 "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

          1.5  "Commission" shall mean the Securities and Exchange Commission.

          1.6 "Conversion Price" shall have the meaning given in Section 5.1 hereof.

          1.7 "Conversion Shares" shall mean the shares of Series D Preferred Stock or Class B Common Stock of NorthPoint Communications Holdings, Inc. issued to the Holder upon conversion of this Note, and any shares of Common Stock issued upon conversion thereof.

          1.8  "Event of Default" has the meaning given in Section 3 hereof.

          1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.10 "Form S-1 Registration Statement" shall mean a registration statement on Form S-1 (or a successor form) under the Securities Act.

          1.11 "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

          1.12 "IPO" shall mean a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Corporation of at least $50,000,000 (net of underwriting discounts and commissions).

          1.13 "IPO Closing" shall refer to the date on which the Company issues Common Stock pursuant to the IPO.

          1.14 "Liquidity Event" shall mean (a) the acquisition of a majority of the capital stock or voting power of the Company by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or purchase of stock); or (b) a sale, exchange or other disposition of all or substantially all of the assets of the Company, unless the Company's stockholders of record as
                              ------
constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

          1.15  "Maturity Date" shall mean February 5, 2000.

          1.16 "Note" shall have the meaning given in the introductory paragraphs hereof.

          1.17 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          1.18  "Restricted Shares" shall have the meaning set forth in Section
8.1 hereof.

          1.19 "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.20  "Senior Indebtedness" shall have the meaning set forth in
Section 4 of this Note.

          1.21 "Series D Preferred Stock" shall mean the shares of Series D Preferred Stock, $0.001 par value per share, of the Company.


          1.22 "Voting Stock" shall mean, any class or series of the Company's capital stock entitled to vote in any election of directors of the Company.

     2.  INTEREST.  The outstanding principal amount of this Note shall bear
         --------
interest through the Maturity Date at the prime rate (as quoted by NationsBanc from time to time), which shall be payable quarterly (that is, at the end of each calendar quarter) in arrears.

     3.  EVENTS OF DEFAULT.  The occurrence of any of the following shall
         -----------------
constitute an "Event of Default" under this Note.

          3.1 Failure to Pay. The Company or NCI shall fail to pay outstanding principal and accrued interest on the Maturity Date; or.

          3.2 Voluntary Bankruptcy or Insolvency Proceedings. The Company or NCI shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or
(vii) take any action for the purpose of effecting any of the foregoing; or

          3.3 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or NCI or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or NCI or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

     4.  SUBORDINATION.  The indebtedness evidenced by this Note is hereby
         -------------
expressly subordinated in right of payment to any indebtedness at any time owing by the Company or NCI to any bank, financial or lending institution or other non-affiliated entity primarily in the business of extending credit or other financial accommodations (collectively, "Senior Indebtedness"). So long as any default by the Company or NCI has occurred under any instrument or agreement evidencing any Senior Indebtedness, no payment shall be made in respect of this Note until the Senior Indebtedness has been repaid in full in cash or other provisions satisfactory to the holders of the Senior Indebtedness have been made; provided, however, that the Holder may require payment of all outstanding principal and accrued interest on the Maturity Date so long as neither the Company nor NCI is then in payment default, and by payment hereof will not become in payment default, under any Senior Indebtedness. In the event the Holder obtains any payment in violation of the terms of subordination contained herein, such funds shall be held in trust for the holders of Senior Indebtedness and paid to them or their representatives upon request.


     5.  CONVERSION.  The outstanding principal amount of this Note plus accrued
         ----------
interest (if any) shall convert into the Class B Common Stock or the Series D Preferred Stock of the Company as follows:

          5.1  Voluntary Conversion.

               (i) Subject to Section 5.4, the entire principal amount of this Note plus accrued interest (if any) shall be convertible, at the option of the Holder, at any time beginning one year after the date on which a share of Series D-1 Preferred Stock of the Company was first issued, at the office of the Company, into the number of shares of Series D Preferred Stock equal to the quotient of (a) such outstanding principal amount plus accrued interest (if any) divided by (b) $22.00, so long as, after giving effect to such conversion, the total number of shares of the Company's Voting Stock held by the Holder, together with all of its Affiliates, shall be less than ten percent (10%) (by voting power) of the total number of shares of Voting Stock then issued and outstanding. No conversion of shares of Series D-1 Preferred Stock shall be effected pursuant to this subsection to the extent that it would have the effect of giving the Holder, together with all of its Affiliates, an aggregate number of shares of Voting Stock equal to or greater than ten percent (10%) (by voting power) of the total number of shares of Voting Stock then issued and outstanding.

               (ii) Subject to Section 5.4, the entire principal amount of this Note plus accrued interest (if any) shall be convertible, at the option of the Holder, at any time beginning one year after the date on which a share of Series D-1 Preferred Stock was first issued, at the office of the Company, into the number of shares of Class B Common Stock of the Company equal to the quotient of
(a) such outstanding principal amount plus accrued interest (if any) divided by
(b) the Conversion Price, determined as hereafter provided, in effect on the date the Note is surrendered for conversion.

               (iii) The initial Conversion Price shall be $22.00 (as adjusted from time to time pursuant to Section 5.3, the "Conversion Price"). Such initial Conversion Price shall be subject to adjustment as set forth in Section 5.3.

          5.2  Automatic Conversion.

               (i) The entire outstanding principal amount of this Note plus accrued interest (if any) shall automatically be converted into the number of shares of Series D Preferred Stock of the Company equal to the quotient of (A) such outstanding principal amount plus accrued interest (if any) divided by (B) $22.00, immediately upon the earlier of (1) except as provided below in Section 5.4, the Company's sale of its Common Stock, Preferred Stock or debt securities in a private equity or debt financing and which results in aggregate cash proceeds to the Company of at least $50,000,000 (net of underwriting discounts and commissions) (other than any sale by the Company to a third party of the Company's equity or debt securities in a transaction that includes a contract for commercial services between the Company and such third party or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Company) or (2) with the consent of the Company, the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series D-1 Preferred Stock, voting together as a class, as the date for the conversion of all shares of Series D-1 Preferred Stock then outstanding into shares of Series D Preferred Stock.

               (ii) The entire outstanding principal amount of this Note plus accrued interest (if any) shall automatically be converted into the number of shares of Class B Common Stock equal to the quotient of (A) such outstanding principal amount plus accrued interest (if any) divided by (B) the Conversion Price at the time in effect, immediately upon, except as provided below in
Section 5.4, the Company's sale of its Common Stock in an IPO.

          5.3 Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price shall be subject to adjustment from time to time as follows:

               (i)   ISSUANCE OF ADDITIONAL STOCK BELOW CONVERSION PRICE. If the
                     ---------------------------------------------------
Company shall issue, after the date hereof (the "Purchase Date"), any Additional
                                                 -------------
Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5.3(i), unless otherwise provided in this Section 5.3(i).

                     (A) ADJUSTMENT FORMULA. Whenever the Conversion Price is
                         ------------------
adjusted pursuant to this Section 5.3(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of
                                         ------------------
shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued
      ------------------
pursuant to Section 5.3(i)(E) below.

          (B) DEFINITION OF "ADDITIONAL STOCK".  For purposes of this Section
              --------------------------------
5.3(i), "Additional Stock" shall have the meaning given such term in the Amended
         ----------------
and Restated Certificate of Incorporation of the Company.

          (C) NO FRACTIONAL ADJUSTMENTS.  No adjustment of the Conversion Price
              -------------------------
shall be made in an amount less than one cent, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

          (D) DETERMINATION OF CONSIDERATION.  In the case of the issuance of
              ------------------------------
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or
otherwise in connection with the issuance and sale thereof.   In the case of the
issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in accordance with Section 2(d)(ii) of the Company's Amended and Restated Certificate of Incorporation irrespective of any accounting treatment.

          (E) DEEMED ISSUANCES OF COMMON STOCK.  In the case of the issuance
              --------------------------------
(whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5.3(i):

              (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5.3(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

              (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5.3(i)(D)).

               (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

               (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed, but only to the extent the Company did not pay any consideration in connection with such expiration or termination, to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 5.3(i)(E)(1) and 5.3(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5.3(i)(E)(3) or 5.3(i)(E)(4).

          (F)  NO INCREASED CONVERSION PRICE.  Notwithstanding any other
               -----------------------------
provisions of this Section 5.3(i), except to the limited extent provided for in Sections 5.3(i)(E)(3) and 5.3(i)(E)(4) and except for any adjustment pursuant to
Section 5.3(i)(G)(3) in the event of an IPO, no adjustment of the Conversion Price pursuant to this Section 5.3(i) shall have the effect of increasing the Conversion Price above (1) the Conversion Price in effect immediately prior to such adjustment or (2) the initial Conversion Price specified in Section 5.1.
No readjustment pursuant to Sections 5.3(i)(E)(3) and 5.3(i)(E)(4) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date and (y) the Conversion Price that would have resulted from the issuance of Additional Stock between the original adjustment date and such readjustment date.

          (G)  ADDITIONAL ADJUSTMENTS.
               ----------------------

               (1) In addition to any other adjustments that may be made to the Conversion Price pursuant to this Section 5.3(i), in the event that, on or before the Series D/D-1 Ratchet Cut-Off Date (as defined below), the Company shall issue any Additional Stock without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock (other than pursuant to (I) the IPO or (II) any sale by the Company to a third party of the Company's equity securities in a transaction that includes a contract for commercial services between the Company and such third party entered into in conjunction with the sale of Series D-1 Preferred Stock or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Company), the Conversion Price in effect immediately prior to each such issuance shall automatically be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued by the total number of shares of Additional Stock so issued. For purposes of this Section 5.3(i)(G), the term "Series D/D-1 Ratchet Cut-Off Date" shall mean the business day next following the earliest to occur of (i) the closing of the IPO, (ii) the closing of a private equity financing which results in aggregate cash proceeds to the Company of at least $50,000,000 (net of underwriting discounts and commissions) (other than any sale by the Company to a third party of the Company's equity securities in a transaction that includes a contract for commercial services between the Company and such third party entered into in conjunction with the sale of Series D-1 Preferred Stock or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Company), such financing occurring after the issuance of the Series D-1 Preferred, and (iii) the closing of a Liquidity Event other than an underwritten public offering.

                    (2) In addition to any other adjustments that may be made to the Conversion Price pursuant to this Section 5.3(i), in the event that, on or before the Series D/D-1 Ratchet Cut-Off Date (as defined above), the Company shall close a Liquidity Event (other than an underwritten public offering pursuant to an effective registration statement under the Securities Act) in which the quotient (the "Liquidity Quotient") obtained by dividing (I) the
                         ------------------
aggregate value received by the Company or the holders of the Company's capital stock in such Liquidity Event (excluding options or warrants outstanding at the closing of such Liquidity Event), by (II) the total number of shares of the Company's Common Stock outstanding on the date of such event on an as-converted basis (excluding options or warrants outstanding at the closing of such Liquidity Event), is less than the Conversion Price for such series in effect immediately prior to such Liquidity Event, then and in such event, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be reduced, immediately prior to the closing of such Liquidity Event and immediately prior to any conversion pursuant to Section
5.1 above, to a price (calculated to the nearest cent) equal to the Liquidity Quotient.

                    (3) In addition to any other adjustments that may be made to the Conversion Price pursuant to this Section 5.3(i), in the event of the IPO, the Conversion Price shall automatically be adjusted, immediately prior to the closing of such offering, and immediately prior to any conversion pursuant to Sections 5.2, to:

                    (I) in the event there has been an adjustment to the Conversion Price pursuant to Section 5.3(i)(G)(1) or (2) prior to the adjustment pursuant to this clause 5.3(i)(G)(3), a price equal to the lesser of (x) the Conversion Price then in effect, or (y) the lesser of (1) the midpoint of the price range set forth on the cover page of the prospectus for such underwritten public offering when such prospectus is first filed with the Securities and Exchange Commission or (2) the amount equal to ninety percent (90%) multiplied by the price to the public of shares of the Company's Common Stock in such initial public offering, or

                    (II) in the event there has been no adjustment to the Conversion Price pursuant to Section 5.3(i)(G)(1) or (2) prior to the adjustment pursuant to this clause 5.3(i)(G)(3), a price equal to the lesser of (x) the midpoint of the price range set forth on the cover page of the prospectus for such underwritten public offering when such prospectus is first filed with the Securities and Exchange Commission or (y) the amount equal to ninety percent (90%) multiplied by the price to the public of shares of the Company's Common Stock in such initial public offering.

          (ii)  STOCK SPLITS AND DIVIDENDS.  In the event the Company should at
                --------------------------
any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Conversion Share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 5.3(i)(E).

          (iii) REVERSE STOCK SPLITS.  If the number of shares of Common Stock
                --------------------
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Conversion Share shall be decreased in proportion to such decrease in outstanding shares.

          5.4  Conversion Procedure.

                 (i) As soon as practicable following any conversion pursuant to Section 5.2, written notice shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected and specifying the principal amount of the Note to be converted, the date on which such conversion is expected to occur and requesting the Holder to surrender to the Company, in the manner and at the place designated, the Note. Notwithstanding the foregoing, the failure of the Company to deliver any certificate or certificates for such shares of Class B Common Stock or Series D Preferred Stock shall not affect the effectiveness or validity of any conversion of this Note pursuant to Section 5.1 or 5.2 hereof

                 (ii) Upon conversion of this Note pursuant to this Section 5, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at such principal office a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled upon such conversion (bearing the legends set forth in Section 8 hereof and any other legends required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Section 5.5.


                 (iii) Any conversion of this Note shall be deemed to have been made immediately prior to the conversion pursuant to Section 5.1 or 5.2, and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holders of such shares. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the Holder, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the Holder shall not be deemed to have converted the principal amount of this Note until immediately prior to the closing of such sale of securities.

          5.5 Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price, by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5.5, the Company shall be forever released from all its obligations and liabilities under this Note.

     6.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
         ---------------------------------------------
represents and warrants to the Holder as follows:

          6.1 Organization, Good Standing and Qualifications. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          6.2 Capitalization. The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock, of which 11,162,113 shares are issued and outstanding, and of which 8,000,000 shares are designated as Class B Common Stock, none of which are outstanding, and 45,000,000 shares of Preferred Stock, $0.001 par value, of which 17,563,187 shares are designated as Series B Preferred Stock, 16,450,721 of which are outstanding, 18,198,413 shares are designated as Series C Preferred Stock, 18,009,405 of which are outstanding, 3,640,000 shares are designated as Series D Preferred Stock, none of which are outstanding, and 3,640,000 shares are designated as Series D-1 Preferred Stock, 113,636 of which are outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 17,563,187 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, 18,198,413 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 3,640,000 shares of Series D Preferred Stock for issuance upon conversion of the Series D-1 Preferred Stock, 3,640,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, 3,640,000 shares of Class B Common Stock for issuance upon conversion of the Series D-1 Preferred Stock, and 3,640,000 shares of Common Stock for issuance upon conversion of the Class B Common Stock. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has issued warrants to purchase 1,952,387 shares of Common Stock, all of which are outstanding. Except as described above or as set forth in the Fifth Amended and Restated Rights Agreement of even date herewith (the "Rights Agreement"), there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any capital stock of the Company.

          6.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Note, the issuance of the Conversion Shares and the performance of the Company's other obligations hereunder has been taken. This Note, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, receivership, moratorium, reorganization and similar laws addressing the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. This Note and the Conversion Shares, when issued in compliance with the provisions of this Note, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by the Company; provided, however, that the securities shall be subject to restrictions on transfer under this Note and may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required at the time a transfer is proposed.

          6.4 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note, or the issuance of the Conversion Shares hereunder, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as is necessary to secure an exemption from qualification, if available) of the offer and sale of this Note and the Conversion Shares under the California Corporate Securities Law of 1968, as amended, and other applicable states securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

          6.5 No Conflict. The execution, delivery and performance of and compliance with this Note, and the issuance of the Conversion Shares hereunder, will not (i) conflict with, or result in a breach of or a default under, the Certificate of Incorporation or the Bylaws of the Company or NCI, (ii) conflict with, or result in a breach of or a default under, or accelerate the performance provided by, or require any consent or waiver under, or give any third party any right to terminate, any material agreement or other material instrument to which the Company or NCI is a party or by which any of its properties may be bound,
(iii) to the Company's or NCI's knowledge after reasonable investigation, violate any federal or state law, rule or regulation applicable to the Company or NCI, or (iv) constitute an event which, with the lapse of time or action by a third party, could result in a default under any of such Certificate of Incorporation, Bylaws, or material agreements or instruments of the Company or NCI.

     7.  REPRESENTATIONS AND WARRANTIES OF HOLDER.  The Holder hereby represents
         ----------------------------------------
and warrants to the Company and NCI as follows:

          7.1 Experience. It has sufficient knowledge and experience in investments of this type that it is capable of understanding and evaluating the merits and risks of this investment and has the ability to bear a complete loss of its investment. It is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          7.2 Investment. It is acquiring the Note and the capital stock issuable upon conversion thereof for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Note and the capital stock issuable upon conversion thereof have not been registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended, in reliance on specific exemptions from the registration and qualification provisions thereunder, which depend upon, among other things, the bona fide nature of the investment intent as expressed herein.

          7.3 Rule 144. It acknowledges that the Note and the capital stock issuable upon conversion thereof must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations. It is further aware that Rule 144(k) permits persons who have not been affiliates (as defined in Rule 144(a)) of the Company for at least three months and who have beneficially owned their securities for at least two years after full payment for such securities to sell such securities without regard to the current public information, manner of sale and volume limitations described above.

          7.4 No Public Market. It understands that no public market now exists for any of the securities of the Company and no assurances can be given that such public market will ever exist.

          7.5 Access to Data. It has had an opportunity to discuss the Company's business, management and objectives with the Company's management. It understands that its discussions, as well as the written information given to it by the Company were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

     8.  RESTRICTIONS ON TRANSFER.
         ------------------------

          8.1 Legend. Each certificate representing the Conversion Shares, and any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (the "Restricted Shares"), shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS

     OF CERTAIN AGREEMENTS AMONG THE COMPANY, THE STOCKHOLDER AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, WHICH INCLUDE, WITHOUT LIMITATION, OBLIGATIONS OF RIGHTS OF FIRST OFFER, RESTRICTIONS ON TRANSFER AND ACQUISITION OF ADDITIONAL SECURITIES OF THE COMPANY, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel to the Holder who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that any transfer by the holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k) or any successor rule, in which case no such opinion shall be required.

       8.2 Transfer Restrictions. The Holder shall not, directly or indirectly, sell or transfer any Conversion Shares or any Common Stock issued upon conversion thereof for a period of one year following the earlier to occur of (i) the date hereof or (ii) in the event the Company completes an IPO, the closing date of the IPO, except pursuant to a sale of all the capital stock of the Company or a merger or consolidation in which the Company is acquired, or pursuant to a liquidation of the Company. However, the Holder may sell or transfer the Conversion Shares or such Common Stock to (i) any Affiliate of the Holder during such one year period or (ii) any third party after such one year period, provided that such Affiliate or third party, as the case may be, agrees in writing to be bound by the obligations of this Note and the restrictions on transfer, including without the limitation, the "lock-up" agreement, set forth in the Rights Agreement. No such transfer shall be effective unless the transferee or assignee assumes in writing the obligations of the under this Agreement.

          8.3 Standstill. For a period of three years after the date hereof, Holder shall not, and shall cause each of its Affiliates to not, acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any securities of the Company in addition to the Conversion Shares or any Common Stock issued upon conversion thereof, which would result in the aggregate beneficial ownership of the Holder and its Affiliates of Voting Stock of the Company equaling or exceeding 10% of the outstanding Voting Stock of the Company. The Holder or any of its Affiliates shall not purchase any securities of the Company without having given thirty
(30) days prior written notice to the Company or without having received the prior written consent of the Company. Upon notice thereof, the Company shall inform the Holder whether such purchases cause the aggregate beneficial ownership of the Holder and its Affiliates to equal or exceed ten percent (10%) of the outstanding Voting Stock of the Company.

       9.  MARKET STANDOFF.  The Holder agrees, if requested by the Company and
           ---------------
an underwriter of Common Stock (or other securities) of the Company in connection with the IPO, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Holder during a period of time determined by the Company and its underwriters (not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act relating to such IPO), provided that all officers and directors of the Company who then hold Common Stock (or other securities) of the Company, and third parties with commercial or strategic relationships with the Company involving investments similar to the one described in this Note, enter into similar agreements.

     10.  CERTAIN COVENANTS OF THE COMPANY.
          --------------------------------

          10.1 Review of Form S-1 Registration Statement. The Holder shall be given a reasonable opportunity to review the terms and disclosure contained in a Form S-1 Registration Statement applicable to the Company's IPO (including any amendments thereto), to the extent such terms and disclosure pertain to the Holder or the Company's relationship with the Holder, and the Company shall provide the Holder with copies of the Form S-1 Registration Statement (including any amendments thereto) and give the Holder reasonable opportunity to review such terms and disclosure contained therein. The Company shall give the Holder reasonable notice of the anticipated date of the IPO Closing.

          10.2 Review of Private Placement Memorandum. The Holder shall be given a reasonable opportunity to review the terms and disclosure contained in any private placement memorandum or similar disclosure document applicable to the Company's sale of its Common Stock, Preferred Stock or debt securities in a private equity or debt financing and which results in aggregate cash proceeds to the Company of at least $50,000,000 (net of underwriting discounts and commissions) (other than any sale by the Company to a third party of the Company's equity or debt securities in a transaction that includes a contract for commercial services between the Company and such third party or any sale of Series D-1 Preferred Stock or Series D Preferred Stock by the Company), to the extent such terms and disclosure pertain to the Holder or the Company's relationship with the Holder, and the Company shall provide the Holder with copies of such document(s) and give the Holder a reasonable opportunity to review such terms and conditions. The Company shall give the Holder reasonable notice of the anticipated date of the closing of any such financing.

          10.3 Notice of Certain Events. In addition to any other notice provisions herein, if, at any time, there shall be:

                (i)    any reclassification or recapitalization of the Common
Stock;

                (ii) any consolidation or merger of the Company or NCI with or into any Person (including a consolidation or merger that would result in the voting securities of the Company or NCI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or NCI, respectively, or such surviving entity or such surviving entity's parent outstanding immediately after such consolidation or merger));

                (iii) a voluntary or involuntary bankruptcy petition or similar filing involving the Company or NCI; or

                (iv) a voluntary or involuntary dissolution, liquidation or winding up of the Company or NCI;

then, in any one or more case, the Company shall deliver written notice to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the event described above and specifying the date of which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, recapitalization, merger, sale, bankruptcy, dissolution, liquidation or winding up, as the case may be. The Holder shall receive notice pursuant to this Section 10.3 as soon as practicable prior to the event described above, but in no event less than twenty (20) days prior to (i) the date on which the event described above is to occur or (ii) the record date for determining rights to vote with respect to such reclassification, recapitalization, merger, sale, bankruptcy, dissolution, liquidation or winding up, as the case may be, whichever is sooner.

          10.4 Periodic Reports. For a period of five years from the date hereof, upon the Holder's written request and representation to the Company that the documents described below are not publicly available through electronic means, the Company will furnish to the Holder, for so long as the Holder continues to own Conversion Shares or any Common Stock issued upon conversion thereof, copies of the Company's Forms 10-K, 10-Q and Annual Report to Shareholders, promptly after such documents are filed with the SEC, or in lieu of such reports, unaudited quarterly and audited annual financial statements of the Company, promptly after completion.

     11.    BINDING EFFECT.  Subject to the restrictions on transfer described
            --------------
in Section 13 below, this Note shall be binding upon the Company, NCI and the Holder and their respective permitted successors and assigns.

     12.    WAIVER AND AMENDMENT.  Any provision of this Note may be amended,
            --------------------
waived or modified upon the written consent of the Company, NCI and the Holder.

     13.    ASSIGNMENT.  Neither this Note nor any of the rights, interests or
            ----------
obligations hereunder, nor any part hereof or thereof, may be transferred or assigned, by operation of law or otherwise, by the Holder without the prior written consent of the Company and NCI, which such consent may not be unreasonably withheld.

     14.    NOTICES.  Except as otherwise provided herein, all notices required
            -------
or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten
(10) days prior to the effectiveness of such notice:

       If to the Company or NCI         NorthPoint Communications Holdings, Inc.
                                        222 Sutter Street, 7th Floor
                                        San Francisco, CA  94108
                                        Attention: Kevin Cameron

       With a copy to:                  Latham & Watkins
       --------------
                                        135 Commonwealth
                                        Menlo Park, CA 94025
                                        Attention: Michael W. Hall

       If to Holder:                    Verio Inc.
                                        8005 South Chester Street, Suite 200
                                        Englewood, CO  80112
                                        Attention:  Carla Hamre Donelson

       With a copy to:                  Morrison & Foerster LLP
       --------------
                                        425 Market Street
                                        San Francisco, CA  94105
                                        Attention:  Gavin B. Grover

     15.    EXPENSES; WAIVERS.  If action is instituted to collect this Note,
            -----------------
the Company and NCI promise to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company and NCI hereby waive notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     16.    GOVERNING LAW. This Note is to be construed in accordance with and
            -------------
governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of California to the rights and duties of the parties.

     17.    SEVERABILITY.  If one or more provisions of this Note are held to be
            ------------
unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     18.    CALIFORNIA CORPORATE SECURITIES LAW.  THE SALE OF THE SECURITIES
            -----------------------------------
WHICH ARE THE SUBJECT OF THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH

SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

     19.  COUNTERPARTS.  This Note may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     20.  SUBSEQUENT TRANSACTIONS. The Company covenants until the completion
          -----------------------
of an IPO not to issue or sell any shares of Series D Preferred Stock or Series D-1 Preferred Stock to any investor at a more favorable price or upon more favorable terms (including rights, preferences, privileges and restrictions) than those set forth in the Company's Amended and Restated Certificate of Incorporation, this Note and the Rights Agreement without the prior written consent of the Holder. Notwithstanding the foregoing, the Company expressly reserves the right to sell shares of its Series D Preferred Stock without the prior written consent of the Holder provided that such shares shall not have been sold or issued by the Company at a more favorable price or on more favorable terms than those which are reflected in this Note, the Rights Agreement and the Company's Amended and Restated Certificate of Incorporation; provided that the Holder expressly acknowledges that the Series D Preferred Stock, unlike the Series D-1 Preferred Stock, has certain voting rights as set forth in the Company's Amended and Restated Certificate of Incorporation and that any issuance of Series D Preferred Stock by the Company will not be considered to be on more favorable terms solely because of the existence of such voting rights.

     21.  APPLICABILITY OF STANDSTILL PROVISION AND VOTING AGREEMENT TO NON-
          -----------------------------------------------------------------
AFFILIATE PURCHASERS.  Without changing the respective construction of Section
--------------------
8.3 of this Note, such section shall be inapplicable to non-Affiliate purchasers (with respect to the transferring Holder) who acquire any shares of Common Stock from the Holder.

       IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS NOTE AS OF THE DATE SET FORTH IN THE FIRST PARAGRAPH HEREOF.


THE COMPANY                                     NorthPoint Communications
                                                Holdings, Inc.
                                                a Delaware corporation

                                                By: _______________________
                                                    Name:__________________
                                                    Title:_________________


NCI                                             NorthPoint Communications,
                                                Inc.
                                                a Delaware corporation

                                                By:________________________
                                                    Name:__________________
                                                    Title:_________________


The Holder                                      Verio Inc.
                                                a Delaware corporation

                                                By: _______________________
                                                    Name:__________________
                                                    Title:_________________